Exhibit 10.3

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of March 29, 2016 (as amended, restated or otherwise modified from time to time, this “Agreement”) made by DraftDay Fantasy Sports, Inc., a Delaware corporation, wetpaint.com, Inc., a Delaware corporation, and Choose Digital Inc., a Delaware corporation (each a “Company” or a “Grantor” and collectively, the “Companies” or the “Grantors”), in favor of Sillerman Investment Company VI, LLC (the “Secured Party”).

RECITALS

WHEREAS, the Grantors and the Secured Party are parties to that certain Revolving Secured Promissory Note of even date herewith between the Companies, jointly and severally, as borrowers and the Secured Party as lender (the “Note”);

WHEREAS, it is a condition precedent to the Secured Party entering into the Note that the Grantors execute and deliver to the Secured Party this Agreement providing for the grant to the Secured Party of a security interest in all or substantially all personal property of the Grantors to secure all of the Grantors’ payment obligations under the Note; and

WHEREAS, each of the Grantors have determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of, such Grantor.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Secured Party to perform its obligations under the Note, each of the Grantors agrees with the Secured Party, as follows:

SECTION 1. Definitions.

(a) Reference is hereby made to the Note for a statement of the terms thereof. All terms used in this Agreement and the recitals hereto which are defined in the Note or in Articles 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York or such other applicable jurisdiction (the “Code”), and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute.

(b) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Copyright Licenses” means all written licenses, contracts or other agreements naming a Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any copyright.

“Copyrights” means all domestic and foreign copyrights, whether registered or not, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by a Grantor, all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Event of Default” shall have the meaning set forth in Section 8 of the Note.

“Intellectual Property” means the Copyrights, Trademarks and Patents.

“Licenses” means the Copyright Licenses, the Trademark Licenses and the Patent Licenses.

“Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights).

“Patent Licenses” means all written licenses, contracts or other agreements naming a Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent.

“Patents” means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired, all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or governmental authority.

“Pledged Companies” means each direct Subsidiary of a Company that has issued Pledged Interests.

“Pledged Interests” means all of the Grantors’ right, title and interest in and to all of the Capital Stock now or hereafter owned by such Grantor, regardless of class or designation, including all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Capital Stock, the right to receive any certificates representing any of the Capital Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Pledged Operating Agreements” means all of the Grantors’ rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies, as may be amended, restated, supplemented, or otherwise modified from time to time.

“Pledged Partnership Agreements” means all of the Grantors’ rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships, as may be amended, restated, supplemented, or otherwise modified from time to time.

“Trademark Licenses” means all written licenses, contracts or other agreements naming a Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by a Grantor and now or hereafter covered by such licenses.

“Trademarks” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by a Grantor, all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other Records of a Grantor relating to the distribution of products and services in connection with which any of such marks are used.

SECTION 2. Grant of Security Interest.  As collateral security for all of the “Obligations” (as defined in Section 3 hereof), each Grantor hereby pledges and assigns to the Secured Party, and grants to the Secured Party a continuing security interest in, all of the following personal property and assets of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible (collectively, the “Collateral”), including, without limitation, the following:

(a) all Accounts;

(b) all Chattel Paper (whether tangible or electronic);

(c) all Documents;

(d) all Equipment;

(e) all Fixtures;

(f) all General Intangibles (including, without limitation, all Payment Intangibles);

(g) all Goods;

(h) all Instruments (including, without limitation, Promissory Notes and each certificated Security);

(i) all Inventory;

(j) all Investment Property (and, regardless of whether classified as Investment Property under the Code, all Pledged Interests, Pledged Operating Agreements and Pledged Partnership Agreements);

(k) all Copyrights, Patents and Trademarks, and all Licenses;

(l) all Letter-of-Credit Rights;

(m) all Supporting Obligations; and

(n) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case, howsoever each Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise). Notwithstanding anything herein to the contrary, the security interest created by this Agreement, and the term “Collateral,” shall expressly exclude any Capital Stock of (a) any foreign Subsidiary (except for Capital Stock consisting of more than 65% of the voting power of all classes of Capital Stock entitled to vote of any first-tier foreign Subsidiary) and (b) DraftDay Gaming Group, Inc.; provided, in each case, that Collateral shall include all Proceeds, including all Cash Proceeds and Noncash Proceeds, thereof. Notwithstanding anything herein to the contrary, the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, (a) any lease, license, contract, property rights or agreement to which a Grantor is a party (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (i) the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement; (b) any Intellectual Property registrations owned and applications for Intellectual Property registrations to be owned, jointly by such Grantor and a Person other than such Grantor, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto; (c) assets owned by such Grantor on the date hereof or hereafter acquired that are subject to a Lien if the contract or other agreement in which such Lien is granted (or the documentation providing for such Lien) validly prohibits the creation of any other Lien on such assets; (d) any intent-to-use Trademark application to the extent and for so long as creation by such Grantor of a security interest therein would result in the loss by such Grantor of any material rights therein; and (e) in the case of any Collateral that consists of general or limited partnership interests in a general or limited partnership, the security interest hereunder shall be deemed to be created only to the maximum extent permitted under the applicable organizational instrument pursuant to which such partnership is formed; and in no event shall such Grantor be required to take any actions to perfect the security interest in any of its assets (including Intellectual Property) located outside the United States. Each Grantor hereby irrevocably authorizes the Secured Party and its counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and, with notice to such Grantor, other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Secured Party determines appropriate to perfect the security interests created under this Agreement, and such financing statements and amendments to financing statements may describe the Collateral covered thereby as “all assets of debtor, whether now existing or hereafter acquired, together with all proceeds thereof” or words of similar effect.

SECTION 3. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for, so long as the Note is outstanding, the payment by any of the Grantors, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it under the Note (the “Obligations”).

SECTION 4. Representations and Warranties.  Each Grantor represents and warrants as of the date of this Agreement as follows:

(a) Schedule I hereto sets forth (i) the exact legal name of such Grantor, and (ii) the state of incorporation, organization or formation and the organizational identification number of such Grantor in such state.

(b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body, is required for the grant by such Grantor of the security interest purported to be created hereby in the Collateral, except (A) for the filing under the Code as in effect in the applicable jurisdiction of the financing statements described in Schedule II hereto, all of which financing statements have been or will be duly filed and are or will be in full force and effect, (B) with respect to Commodity Contracts, for the execution of a control agreement with the commodity intermediary with which such commodity contract is carried, (C) with respect to the perfection of the security interest created hereby in the United States Intellectual Property and Licenses, for the recording of an appropriate Assignment for Security, substantially in the form of Exhibit A hereto in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (D) with respect to the perfection of the security interest created hereby in foreign Intellectual Property and Licenses, for registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to such foreign Intellectual Property and Licenses, (E) with respect to the perfection of the security interest created hereby in any Letter-of-Credit Rights, for the consent of the issuer of the applicable letter of credit to the assignment of proceeds as provided in the Code as in effect in the applicable jurisdiction, (F) with respect to any action that may be necessary to obtain control of Collateral constituting Commodity Contracts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights, the taking of such actions, and (G) the Secured Party having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral.

(c) This Agreement creates in favor of the Secured Party a valid and enforceable security interest in the Collateral, as security for the Obligations (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies).

(d) Such Grantor has delivered to the Secured Party all Collateral constituting Certificated Securities and Instruments along with blank endorsements thereof; provided, however, that if any such Certificated Securities have been pledged and delivered prior to the date of this Agreement, then such Certificated Securities shall only be delivered to the Secured Party after the prior pledge has been released.

(e) Such Grantor does not have any Commercial Tort Claim for an alleged claim in excess of $100,000.

SECTION 5. Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing:

(a) Further Assurances.  Each Grantor shall at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Secured Party may reasonably request in order to: (i) perfect and protect the security interest purported to be created hereby; or (ii) enable the Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral.

(b) Insurance. Each Grantor shall, at its own expense, maintain insurance (including, without limitation, commercial general liability and property insurance) with respect to the Equipment and Inventory in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.  To the extent requested by the Secured Party at any time and from time to time, each such policy shall name the Secured Party as an additional insured party and/or loss payee, as applicable, thereunder (without any representation or warranty by or obligation upon the Secured Party) as its interests may appear.  Each Grantor shall, if so requested by the Secured Party, deliver to the Secured Party original or duplicate policies of such insurance and, as often as the Secured Party may reasonably request, a report of a reputable insurance broker with respect to such insurance.

(c) Provisions Concerning the Accounts and the Licenses.  Each Grantor shall give the Secured Party at least 5 days’ prior written notice of any change in the Grantor’s name, identity, organizational structure or jurisdiction of incorporation, organization or formation.

(d) Intellectual Property.  If applicable, each Grantor shall duly execute and deliver the applicable Assignment for Security in the form attached hereto as Exhibit A.  Each Grantor (either itself or through licensees) shall take all action necessary to maintain all of the material Intellectual Property in full force and effect, and such Grantor shall not do any act or knowingly omit to do any act whereby any material Intellectual Property may become invalidated; provided, however, such Grantor shall have no obligation to use or to maintain any Intellectual Property (i) it determines in its reasonable discretion that such application or registration of such Intellectual Property is no longer material or useful to its business or operations, or that pursuit or maintenance of such application or registration is no longer reasonable, prudent or beneficial to it or its operations, (ii) that relates solely to any product or work, that has been, or is in the process of being, discontinued, abandoned or terminated, (iii) that is being replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the Lien created by this Agreement or (iv) that is substantially the same as another Intellectual Property that is in full force, so long the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such other Intellectual Property is subject to the Lien and security interest created by this Agreement. Each Grantor shall furnish to the Secured Party from time to time upon its reasonable (but not more frequently than on a quarterly basis) request statements and schedules identifying and describing the material Intellectual Property and material Licenses in connection with the Intellectual Property and Licenses, all in reasonable detail and promptly upon request of the Secured Party.

(e) Notices of Additional Collateral. Each Grantor shall promptly notify the Secured Party upon acquiring any Collateral constituting Certificated Securities, Instruments, Uncertificated Securities, Securities Accounts, Securities Entitlements, Commodities Accounts, Electronic Chattel Paper, Letter-of-Credit Rights or Commercial Tort Claims.

(f) Additional Perfection Steps with respect to Certificated Securities and Instruments. Grantor shall take all actions necessary to: (i) establish the Secured Party’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Collateral constituting Certificated Securities; and (ii) deliver any portion of the Collateral constituting Instruments to the Secured Party along with blank endorsements thereof.

(g) Additional Perfection Steps with respect to Certain other Collateral. If an Event of Default occurs and is continuing, each Grantor shall, upon the Secured Party’s request, (i) establish the Secured Party’s “control” (within the meanings of Section  9-106 of the UCC) over any portion of the Collateral constituting Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodities Accounts; (ii)  upon the Secured Party’s request, establish the Secured Party’s “control” (within the meanings of Section 9-105 of the UCC) over any portion of the Collateral constituting Electronic Chattel Paper; and (iii) upon Secured Party’s request, establish the Secured Party’s “control” (within the meanings of Section 9-107 of the UCC) over any portion of the Collateral constituting Letter-of-Credit Rights.

(h) Commercial Tort Claims.  Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim for an alleged claim in excess of $100,000 hereafter arising, it shall notify the Secured Party in writing and deliver updated applicable schedules, identifying such new Commercial Tort Claims.

(i) Notwithstanding the foregoing, Secured Party hereby agrees to release from the Collateral the assets which are required in connection with the sale of such assets presently under contract to Perk.com Inc. (“Perk”) pursuant to the Asset Purchase Agreement between Grantor and Perk dated December 13, 2015, provided that Secured Party receives as Collateral the proceeds of such sale simultaneously with the release of such collateral from the lien held by Perk when its loan to Grantor is satisfied as part of the transaction closing in accordance with the provisions of the APA.

SECTION 6. Remedies Upon Event of Default. If any Event of Default shall have occurred and be continuing upon prior written notice to the Company:

(a) The Secured Party may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Secured Party may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. Each Grantor hereby acknowledges that (i) any such sale of its respective Collateral by the Secured Party shall be made without warranty, (ii) the Secured Party may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral.

(b) Any cash held by the Secured Party as Collateral and all Cash Proceeds received by the Secured Party in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral shall be applied by the Secured Party against all or any part of the Obligations in such order as the Secured Party shall elect. Any surplus of such cash or Cash Proceeds held by the Secured Party and remaining after the satisfaction in full of all of the Obligations shall be paid over to the Company or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, each Grantor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Note for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Secured Party to collect such deficiency.

(d) The Secured Party may perform any and all of its duties and exercise its rights and powers hereunder by or through, or delegate any and all such rights and powers to, any one or more agents appointed by the Secured Party.

SECTION 7. Notices, Etc. All notices and other communications provided for hereunder (a) shall be given in the form and manner set forth in the Note and (b) shall be delivered (i) in the case of notice or other communications to the Grantors, by delivery of such notice to the Grantors at their address, facsimile number or e-mail address specified in the Note or at such other address, facsimile number or e-mail address as shall be designated by a Company in a written notice to the Secured Party in accordance with the provisions thereof or (ii) in the case of notice or other communications to the Secured Party, by delivery of such notice to the Secured Party to its address, facsimile number or e-mail address set forth below or at such other address as shall be designated by the Secured Party in a written notice to the Grantors.

If to the Grantors:

DraftDay Fantasy Sports, Inc. / wetpaint.com, Inc / Choose Digital Inc.
902 Broadway, 11th Floor, New York, New York 10010
Attention:  General Counsel
Telephone:  212-231-0092
Facsimile: 646-417-7393
E-mail:  tom@wetpaint.com

If to the Secured Party:
Sillerman Investment Company VI, LLC 902 Broadway, 14th Floor, New York, New York 10010 Attention: Robert F.X. Sillerman Telephone: 646-561-6388 Facsimile: 646-417-7393 E-mail: carol@sfxii.com

SECTION 8. Miscellaneous.

(a) Upon satisfaction in full of the Obligations, (i) this Agreement and the security interests created hereby shall automatically terminate and all rights to the Collateral shall revert to the Grantors, and (ii) the Secured Party shall, upon the Grantors’ request and at the Grantor’s expense, (A) return to the Grantors such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

(b) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Grantor irrevocably submits to the non- exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Grantor hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

(d) If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

(f) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(g) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Agreement.

(h) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).

(i) THIS AGREEMENT REPRESENTS THE ENTIRE AGREEMENT BETWEEN THE PARTIES SOLELY WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATER HEREOF. No provision of this Agreement may be amended other than by an instrument in writing signed by the Grantor and the Secured Party. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Grantors have caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

GRANTOR:

DRAFTDAY FANTASY SPORTS, INC.

By: __________________________
Name:
Title:

GRANTOR:

WETPAINT.COM, INC.

By: __________________________
Name:
Title:

GRANTOR:

CHOOSE DIGITAL INC.

By: __________________________
Name:
Title:

SECURED PARTY:

SILLERMAN INVESTMENT COMPANY
VI, LLC

By: __________________________
Name:
Title:

SCHEDULE I

●	Viggle Inc., a Delaware corporation, No. 2413666

●	wetpaint.com, Inc., a Delaware corporation, No. 3991989

●	Choose Digital Inc., a Delaware corporation, No. 5080835

SCHEDULE II

List of previously filed financing statements attached.

EXHIBIT A

Form of Assignment for Security for filing with the United States Patent and Trademark Office or the United States Copyright Office attached.